                                 EXHIBIT 99.1






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INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD  21201-0000
                                          Employer Identification Number:
Date:  DEC 06 1995                             52-1532952
                                          File Folder Number:
SANDY SPRING BANCORP                      521047658
17801 GEORGIA AVENUE                Person to Contact:
OLNEY, MD  20832                          EP/ED CUSTOMER SERVICE UNIT
                                          Contact Telephone Number:
                                               (410) 962-6058
                                          Plan Name:
                                               SANDY SPRING BANCORP CASH AND
                                               DEFERRED PROFIT SHARING PLAN
                                               TRUST
                                          Plan Number:  002

Dear Applicant:

  We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

  Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

  The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

  This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

  This determination letter is applicable for the amendment(s) adopted on September 1, 1992.

  This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

  This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.


                                      -2-

  This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

  This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

  This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitation of a Favorable Determination Letter".

  This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L., 103-465.

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  The information on the enclosed addendum is an integral part of this determination.  Please be sure to read and keep it with this letter.

  WE have sent a copy of this letter to your representative as indicated in the power of attorney.

  If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                 Sincerely yours,

                                 /s/ Paul M. Harrington

                                 District Director

Enclosure(s)
Publication 794
Addendum



                                                              Letter 835 (DO/CG)


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                                      -3-

SANDY SPRING BANCORP


  This includes the Plan Amendments adopted on October 6, 1993 and October 18, 1993.






                                                              Letter 835 (DO/CG)

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